UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2008

SED International Holdings, Inc..
(Exact name of Registrant as specified in its charter)

Georgia	0-16345	22-2715444
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4916 North Royal Atlanta Drive, Tucker, Georgia	30084
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (770) 491-8962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5-CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

      (c) On May 13, 2008 (the “Effective Date”), Lyle Dickler, Vice President of Finance, was appointed to the position of Chief Financial Officer of SED International Holdings, Inc. (OTCBB: SECX) (the “Company”). As Chief Financial Officer, Mr. Dickler will be serving at the pleasure of the Company’s board of directors (the “Board”) and maintaining his current base annual salary and benefits. In connection with his added responsibilities, the Company awarded him 10,000 shares of restricted common stock under the Company’s 2007 Restricted Stock Plan. The award is subject to forfeiture prior to vesting and begins vesting in equal amounts on the second, third and fourth anniversaries of October 23, 2007; provided, however, that at the time of vesting he is an employee of the Company.

     (d) On the Effective Date, the Board also filled two existing board vacancies by electing Arthur Goldberg as a Class I director and Stephen Greenspan as a Class III director. Both of Messrs. Goldberg and Greenspan are “independent” under the independence standards applicable to the Company including Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

     None of Messrs. Dickler, Goldberg and Greenspan had any direct or indirect interest in any transactions with the Company that requires disclosure under Item 404(a) of Regulation S-K. There is no existing family relationship between any of them and any director or executive officer of the Company.

BIOGRAPHICAL INFORMATION REGARDING THE
EXECUTIVE OFFICER AND INCOMING DIRECTORS

     The principal occupation and the business experience during the past five years of Mr. Dickler are as follows:

Lyle Dickler, 39, joined the Company in June 2005 as Corporate Controller and assumed the positions as Secretary and Treasurer effective August 11, 2005. Mr. Dickler was appointed Vice President of Finance on July 1, 2006. Prior to joining the Company Mr. Dickler served from May 2003 to June 2005 as Controller for Okabashi Brands, Inc. From 2001 to 2003 Mr. Dickler served as Controller for PAI Industries, Inc.

     The principal occupation and a brief summary of the backgrounds of Messrs. Goldberg and Greenspan are as follows:

Arthur Goldberg, 69, is currently the Chief Financial Officer of Clear Skies Solar, Inc.(OTCBB: CSKH). Prior to that he served as CFO of Milestone Scientific, Inc. (OTCBB: MLSS) from August 2007 to January 2008. From July 2006 to June 2007, Mr. Goldberg served as CAO and CFO of St. Luke’s School, a non-sectarian college prep school located in New Canaan, Connecticut. From December 2005 to July 2006, Mr. Goldberg was a private accounting and business consultant. From February 1999 to November 2005, Mr. Goldberg was a partner in the firm of Tatum CFO Partners, serving as an interim CFO for both public and private companies. Prior to 1999, Mr. Goldberg held several senior executive positions, including CFO and COO of a number of public companies. Mr. Goldberg received his B.B.A. from the City College of New York, his M.B.A. from the University of Chicago and his J.D. and LL.M. from New York University School of Law. Mr. Goldberg is also a Certified Public Accountant.

Stephen H. Greenspan, 67, was the Founder, Chairman, President and Chief Executive Officer of K&G Men’s Center, Inc. a former publicly traded men’s apparel retailer. Mr. Greenspan retired in 2002 and presently sits on the board of Floor and Décor Outlets of America, Inc., and works with a number of charities both personally as well as through his family foundation and charitable trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

Dated: May 15, 2008	By:	/s/ Jean Diamond
Jean Diamond,
Chief Executive Officer